Exhibit 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)           | x |

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Legal Department

The Bank of New York Mellon Trust Company, N.A.

 One Wall Street
New York, NY  10286
(212) 635-1089
 (Name, address and telephone number of agent for service)

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)

(Exact name of Registrant as specified in its charter)

SWEDISH EXPORT CREDIT CORPORATION

(Translation of Registrant’s name into English)

Sweden (State or other jurisdiction of incorporation or organization)	None (I.R.S. employer identification no.)

Klarabergsviadukten 61-63 P.O. Box 194 SE-101 23 Stockholm, Sweden (Address of principal executive offices)	N/A (Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.                     General information.

Furnish the following information as to the trustee:

(a)            Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)            Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.              List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                         A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A.  (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006)

2.                         A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                         A copy of the authorization of the trustee to exercise corporate trust powers.  (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.                         A copy of the existing by-laws of the trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

6.                         The consent of the trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006).

7.                         A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.                         Not applicable.

9.                         Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 3rd day of November, 2014.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Yolanda Ash
Name: Yolanda Ash
Title: Associate

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business June 30, 2014, published in accordance with Federal regulatory authority instructions.

		Dollar amounts
		in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		977
Interest-bearing balances		288
Securities:
Held-to-maturity securities		0
Available-for-sale securities		675,961
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		165,500
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		8,642
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		117,292
Other assets		123,695

Total assets		$1,948,668

LIABILITIES

Deposits:
In domestic offices		975
Noninterest-bearing	975
Interest-bearing.	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		248,199
Total liabilities		249,174
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,122,053
Not available
Retained earnings		575,368
Accumulated other comprehensive income		1,073
Other equity capital components		0
Not available
Total bank equity capital		1,699,494
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,699,494
Total liabilities and equity capital		1,948,668

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	) Directors (Trustees)
Alphonse J. Briand, Director	)